Exhibit 32.2

COO Certification
Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350)

I, Richard Freeman, certify that pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350), the 10-Q report for IGEN Networks for the three month period ended March 31, 2017 as filed with the Securities Exchange Commission fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act  and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the IGEN Networks.

May 22, 2017

/s/ Richard Freeman
Richard Freeman
Director, COO